Offering Statement for
G WIZICON Technologies, Inc. (“GAPro”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. All non-Regulation CF securities-related activity on netcapital.com, including, but not limited to private placement offerings under Regulation D and A, are conducted by Livingston Securities, LLC ("Livingston"), a non-affiliate of Netcapital, and a registered broker-dealer, and member FINRA/SIPC, located at 825 Third Avenue, New York, NY 10022. For inquiries related to non-Regulation CF securities activity, contact Livingston Securities:

Jeanne Rockman
jeanne@livingstonsecurities.com
Jonathan Mason
jonathan@livingstonsecurities.com

Portal and Livingston do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  G WIZICON Technologies, Inc.

Eligibility

  The following are true for G WIZICON Technologies, Inc.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Herbert Gibson

  Dates of Board Service
  02/12 - Current
  Principal Occupation
  Founder & CEO
  Positions with G WIZICON Technologies, Inc.

  Chairman

  Dates of Service
  02/12 - Current
  Business Experience

  G WIZICON Technologies, Inc.

  Principal Business
  Financial Services
  Title
  CEO
  Dates of Service
  02/12 - Current
  Responsibilities

  Strategic direction & vision. Day-to-day operations. Talent acquisition. Capital fundraising.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Herbert Gibson

  Positions with G WIZICON Technologies, Inc.

  CEO

  Dates of Service
  02/12 - Current
  Responsibilities

  Strategic direction and vision of company. Leadership and day-to-day operations.

  Business Experience

  G WIZICON Technologies, Inc.

  Principal Business
  Financial Services
  Title
  CEO
  Dates of Service
  02/12 - Current
  Responsibilities

  Strategic direction & vision. Day-to-day operations. Talent acquisition. Capital fundraising.

  Chester Gladkowski

  Positions with G WIZICON Technologies, Inc.

  CMO/CIO

  Dates of Service
  02/13 - Current
  Responsibilities

  Marketing of GAPro to insurance industry, traditional and social media. Lead technical development of GAPro’s Proof of Concept and take to market system with UK technical partner Knowledge Kube.

  Business Experience

  G WIZICON Technologies, Inc.

  Principal Business
  Financial Services
  Title
  CMO/CIO
  Dates of Service
  02/13 - Current
  Responsibilities

  Marketing of GAPro to insurance industry, traditional and social media. Lead technical development of GAPro’s Proof of Concept and take to market system with UK technical partner Knowledge Kube.

  Naga Peddibhotla

  Positions with G WIZICON Technologies, Inc.

  CSO/CDO

  Dates of Service
  07/16 - Current
  Responsibilities

  Works with the CEO to provide strategic direction of the company. Other primary responsibility is to develop business relationship with potential strategic partners and customers.

  Business Experience

  G WIZICON Technologies, Inc.

  Principal Business
  Financial Services
  Title
  CSO/CDO
  Dates of Service
  07/16 - Current
  Responsibilities

  Works with the CEO to provide strategic direction of the company. Other primary responsibility is to develop business relationship with potential strategic partners and customers.

  Rao Consultants, LLC

  Principal Business
  Financial Services
  Title
  Managing Partner
  Dates of Service
  09/15 - 06/16
  Responsibilities

  Consulting for tech startup companies, business model, strategy, and execution.

  General Motors

  Principal Business
  Auto
  Title
  Senior Financial Analyst
  Dates of Service
  09/13 - 09/15
  Responsibilities

  Managing and trading global fx, commodities, and liquity for GM’s trading desk.

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  Herbert Gibson

  Securities
  705,000
  Class
  Common Stock
  Voting Power
  61.2%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  GAPro System is the world’s first Verification-as-a-Service data sharing platform that engages all stakeholders that have an interest in the insurance information. GAPro produces compliance confirmation and insurance verification by allowing the stakeholders to view the same information simultaneously. This system allows contracts to meet insurance requirements expeditiously, whether the insured is buying a car, home, or growing their business by acquiring contracts. GAPro partners with insurance carriers to invest sharable data on the platform and connects all parties with an interest in the information to confirm compliance and verify coverage making everyone comfortable about executing the written contract. GAPro is the verification service of the future.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in G WIZICON Technologies, Inc. speculative or risky:

    G WIZICON Technologies is a start up company that has designed technology and a business model that supports the future of insurance transactions, but there is no guarntee the company will be successful.

    G WIZICON Technologies business model is to partner with insurance carriers to share insurance data. There is no guarantee that carriers are willing to share their data. The only answer is to involve the buyer of insurance to mitigate the risk of not sharing information.

    G WIZICON is the only start up developing its model in the insurance space. There is a risk that the industry will not adopt this new method of conducting insurance verification.

The Offering

G WIZICON Technologies, Inc. (“Company”) is offering securities under both Regulation D, through Livingston Securities, LLC (“Livingston”) and Regulation CF through NetCapital Funding Portal Inc. (“Portal”). Livingston is a registered broker-dealer, and member FINRA/SIPC. Livingston will receive cash compensation equal to 4.9% of the value of the securities sold. Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold. Investments made under both Regulation D and Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

This offering is considered a side-by-side offering, meaning that the Company is raising capital under two offering types. The Company plans to raise between $20,000 and $100,000 through concurrent offerings under Regulation CF and Regulation D – Rule 506(c). In the event the Company fails to reach their combined offering target of $20,000, any investments made under either offering will be cancelled and the investment funds will be returned to the investor. Under Regulation CF, the Company can raise up to $100,000.

Accredited investors which have proved their accreditation status to Portal, will automatically invest under the Regulation D - Rule 506(c) offering type. All other investors will invest under the Regulation CF offering type. An accredited investor which proves their accreditation status with Portal prior to 48 hours of the offering closing, can authorize their investment to be withdrawn from the Regulation CF offering and automatically reinvested in the Regulation D offering. You must be an accredited investor to invest under Regulation D.

  What is the purpose of this offering?

  The general purpose of the use of funds is to develop customers, improve technology functionality and features, continue recruitment of sales & support staff and management team. The company believes the majority of investment will benefit the company in developing customers and enhancing the technology.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$20,000	$100,000
Less: Offering Expenses	$980	$4,900
Net Proceeds	$19,020	$95,100
Customer Development	$6,620	$33,140
Technology	$4,755	$23,775
Management Team	$6,605	$32,530
Accounting & Legal	$1,040	$5,655
Total Use of Net Proceeds	$19,020	$95,100
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and G WIZICON Technologies, Inc. must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common Stock stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common Stock stock at an offering price of $4.99 per share.
  Do the securities offered have voting rights?
  The shares of Common Stock stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

    to the issuer;
    to an accredited investor;
    as part of an offering registered with the U.S. Securities and Exchange Commission; or
    to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
    The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
    The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common Stock	1,152,876	1,051,000	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
Convertible Note	$175,000 note 6% per annum 20% discount 2 year maturity $700,000 capitalization	0
Convertible Note	$25,000 note 8% per annum 20% discount 1 year maturity	0
Convertible Note	$50,000 note 8% per annum 10% discount 2 year maturity	0
Convertible Note	$50,000 note 8% per annum 50% discount 2 year maturity	0
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  The Effects of the rights of the securities will dilute upon conversion of the convertible note into a priced round of securites that will most likely include preferred shares to Seed/Series A round investor.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  The individual is the single largest shareholders of common stock. He is also the founder and CEO of the company. His exercise of rights affects the purchaser of securities being offered because currently he is the largest shareholder with greater than 51% of the voting rights and shares which represents a majority before being fully diluted.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  We arrived at the valuation of the company combining the Berkus Method with customer traction and revenue generating relationships: 1. Idea Creation 2. Prototype 3. Management Team 4. Strategic Relationships 5. Product Rollout/ Sales. Each category scoring up to $500,000 of value. 1. Idea Creation - GWIZ’s GAPro System is a global reaching ubiquitous idea that addresses a multi-billion dollar problem in insurance and data verification. 2. Prototype - GAPro is beyond prototype as it is a proof of concept that represents a take-to-market system that can generate customers. 3. Management Team - GWIZ’s management team has domain expertise and IT related experience in the insurance marketplace. 4. Strategic Relationships - NAPA/Gallagher represents a strong strategic partner in the insurance industry. GWIZ’s partnership with NAPA started as a pilot project. GWIZ’s GAPro System was awarded a paid pilot project to manage the insurance verification of 17,000 policyholders. NAPA and GAPro are currently transitioning the pilot project into a customer rollout of all 120,000 policyholders. GAPro also has a strategic relationship developing with Vertafore. Vertafore is an insurance service provider to agencies and carriers. GAPro is partnering with Vertafore to distribute GAPro to agent and carrier population of Vertafore (375,000 agents/agencies, 1,500 Carrier partners). 5. Product Rollout/Sales - The NAPA program will be launching in the beginning of 2017. GWIZ GAPro is also developing a licensing contract that will support the core functions of GAPro to other technology and platforms. The licensing contract will finalize the end of December 2016. GWIZ also finalized a distribution partnership with “Insurance Thought Leadership” (ITL) and their platform of more than 660,000 insurance industry participants.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  The risks of minority ownership in G WIZICON Technologies to investors is the majority of shares are owned by the Founder & CEO. From time-to-time he may make decisions about the direction of the company that you may disagree with and the outcome could have a material adverse affect on the value of stock owned by minority shareholders.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The risk to crowdfunding investors of corporate actions including addtional issurances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer, or transactions with related parties is the value of your investment may increase or decrease depending on the reason for the corporate action. For example, additional issuance of securities could be created to dilute the stock but create a bigger pool of stock at a higher value to achieve a new valuation of the company for a larger round of funding.

  Describe the material terms of any indebtedness of the issuer:
  Not applicable.
  What other exempt offerings has G WIZICON Technologies, Inc. conducted within the past three years?
  Date of Offering
  04/15
  Exemption
  Reg. D, Rule 504(b)(1) (not (i), (ii) or (iii))
  Securities Offered
  Debt
  Amount Sold
  $150,000
  Use of Proceeds
  Proof of Concept Tech development. Initial customer traction. Marketing of system.
  Date of Offering
  03/16
  Exemption
  Reg. D, Rule 504(b)(1) (not (i), (ii) or (iii))
  Securities Offered
  Debt
  Amount Sold
  $125,000
  Use of Proceeds
  Pilot project with NAPA (Gallagher MGA) 17,000 policyholders. Customization of take-to-market system to fit requirements of pilot. Customer traction and marketing (trade show events and industry conferences).
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  We incorporated on March 17, 2015, but we were developing, testing and operating our specialized insurance software before we incorporated. Therefore, we are presenting our financial results for three years.

  Results of Operations For the year ended December 31, 2015 as compared to the year ended December 31, 2014

  Revenue We are a pre-revenue company, and have no sales of our product in 2015 or 2014. However, we won a pitch contest for new business products in 2015, and we were awarded a prize of $40,000, which is our only income in 2015. We have no revenues in 2016, but we anticipate we will generate revenues in 2017, due to the number of free-trial users of our product, whom have expressed an interest in purchasing a software license.

  Operating Expenses Our research and development expenses increased by $34,084, or 973%, in 2015 to $37,584, from $3,500 in 2014. We received additional funding in 2015 and were able to expend more resources on the development of our product in 2015. Similarly, our general and administrative costs increased by $143,357, or 1,089% in fiscal 2015, to $156,517, as compared to $13,160.

  We anticipate our research and development expenses and our general and administrative expenses in 2016 to be approximately $24,160 and $72,750, respectively

  LIQUIDITY AND CAPITAL RESOURCES

  As of December 31, 2016, we had a cash balance of approximately $1,250 and convertible notes payable of approximately $380,000. Since our inception, we have been able to pay our bills by issuing convertible debt to various investors. In order to grow and meet our business objectives, we are seeking capital of up to $100,000 to jumpstart our revenues.

  FORWARD-LOOKING STATEMENTS

  The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.

  Taxes

Total Income	Taxable Income	Taxes Paid
$40,000	$0	$0
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  Principal Executive Certification
  PrincipalExecutiveCertificat.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  G WIZICON Technologies, Inc. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: (0:00) More than 250,000 times a day, someone is (0:04) creating, delivering and evaluating (0:06) whether insurance exists and meets their (0:08) needs. (0:09) Today’s convoluted and error-prone forms (0:11) are a hodgepodge of manual effort, emails (0:14) and procedures creating lots of (0:16) confusion, wasting time and money. GAPro (0:20) collects information connecting everyone (0:22) with secure self service access, (0:24) providing real-time an ongoing insurance (0:27) compliance verification. GAPro collects (0:30) information, insures compliance, (0:32) notifying everyone when action is needed. (0:34) GAPro reduces costs and errors, (0:37) delivering transparency and happier (0:39) customers.

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: gaprosystem.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.